FOR IMMEDIATE RELEASE

Contacts:

Alfred E. Brennan, Chief Executive Officer

Arthur L. Herbst, Jr., President

Christine R. Boehning, Chief Financial Officer

(314)-344-0010, Ext. 3133

Young Innovations, Inc. Announces Letter from Nasdaq

St. Louis, MO., September 27, 2006 – Young Innovations, Inc. (NASDAQ – YDNT) today announced that it has received a letter from Nasdaq dated September 25, 2006, indicating that, as a result of the recent resignation of Marc R. Sarni from its Board of Directors, the Company does not satisfy the Nasdaq Marketplace Rules 4350(c) and (d), which require that the Board of Directors consist of a majority of independent directors and that the audit committee have at least three independent directors. The Company has been provided a cure period until its next annual shareholders’ meeting to regain compliance with these rules. The Company intends to appoint another independent director prior to its next annual shareholders’ meeting, which is expected to be in May 2007.

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company’s product offering includes disposable and metal prophy angles, prophy cups and brushes, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, and children’s toothbrushes. The Company believes it is the leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures) in the United States. The Company also believes it is the leading provider of panoramic X-ray equipment and dental surface disinfectants in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.